UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

STAAR Surgical Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25510 Commercentre Drive
Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 303-7902

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2026, STAAR Surgical Company (the “Company” or “STAAR”) announced that the Company’s Board of Directors (the “Board”) appointed Warren Foust as President and Chief Executive Officer (“CEO”) and new member of the Board, effective August 4, 2026 (the “Effective Date”). Mr. Foust, age 50, joined STAAR in April 2023 as Chief Operating Officer (“COO”) and has served as Interim Co-CEO, President & COO since February 2026, and as President and COO since March 2025. Prior to joining STAAR, Mr. Foust served as Worldwide President, Johnson & Johnson Vision, Surgical, since December 2019.

Mr. Foust has no family relationship with the Company nor with any of its directors or executive officers, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Foust and any other person pursuant to which Mr. Foust was appointed as an officer or director of the Company.

In connection with his appointment as CEO, Mr. Foust executed an offer letter (the “Foust Agreement”) pursuant to which Mr. Foust will receive the following compensation: (i) base salary at an annual rate of $730,000 as of the Effective Date, and (ii) eligibility to participate in the Company’s annual cash bonus program with a target bonus for fiscal 2026 of (x) 70% of the amount of his base salary earned from the first day of the fiscal year 2026 through January 31, 2026; and (y) 100% of his base salary earned during the period beginning February 1, 2026. Mr. Foust will continue to participate in all other elements of the Company’s executive compensation and benefits plans. The Foust Agreement also provides for customary restrictive and confidentiality covenants.

The equity component of Mr. Foust’s CEO compensation consists of: (a) time-based stock options (20%), (b) time-based restricted stock units (“RSUs”) (20%), and (c) performance-based stock options that have a time-vesting component (3 years), with a life of ten years, and are split into three stock price attainment hurdles - $50, $75, and $100 per share (each 20%), as detailed more fully in the Performance Stock Option Grant Notices attached hereto as Exhibits 10.2-10.3 and incorporated herein by reference. Vesting requires attainment of both the time and stock price targets referenced. Approximately one-third of the equity compensation is for 2026, and the remaining approximately two-thirds represent a pull forward of Mr. Foust’s 2027 equity grant. Pursuant to the Foust Agreement and certain 2026 award agreements entered into in connection with his appointment, Mr. Foust is entitled to receive the following grants, subject to his continued employment with the Company:

•
CEO Grant: An award consisting of (i) 22,493 time-vesting RSUs that vest over three years from the grant date, with one-third vesting on the first anniversary of the grant date and the remaining two-thirds vesting in 24 substantially equal monthly installments thereafter (the “CEO RSU Award”), (ii) 40,471 time-vesting options that vest on the same schedule as the CEO RSU Award (the “CEO Time-Vesting Option”), and (iii) 131,830 performance-vesting options that performance vest over a performance period ending on the earlier of a change in control and 10 year anniversary of the grant date, subject to achievement of the aforementioned stock price hurdles, and time vest as to one-third on the first anniversary of the grant date with the remaining two-thirds vesting in 24 substantially equal monthly installments thereafter, as further described in the applicable award agreement (the “CEO Performance-Vesting Option”, and together with the CEO RSU Award and the CEO Time-Vesting Option, the “CEO Award”).
•
2027 Grant: An award consisting of (i) 44,986 time-vesting RSUs that vest over 42 months from the grant date, with one-third vesting on the 18 month anniversary of the grant date and the remaining two-thirds vesting in 24 substantially equal monthly installments thereafter (the “2027 RSU Award”), (ii) 80,942 time-vesting options that vest on the same schedule as the 2027 RSU Award (the “2027 Time-Vesting Option”), and (iii) 263,664 performance-vesting options that performance vest over a performance period ending on the earlier of a change in control and the 10 year anniversary of the grant date, subject to achievement of the aforementioned stock price hurdles, and time vest as to one-third on the 18 month anniversary of the grant date with the remaining two-thirds vesting in 24 substantially equal monthly installments thereafter, as further described in the applicable award agreement (the “2027 Performance-Vesting Option”, and together with the 2027 RSU Award and the 2027 Time-Vesting Option, the “2027 Award”).
•
Timing of Grants: The 2027 Time-Vesting Option and 2027 Performance-Vesting Option will be granted in two portions. The first portion, consisting of 37,962 of the 2027 Time-Vesting Option and 123,659 of the 2027 Performance-Vesting Option (the “First Portion of 2027 Options”), will be granted on the First Grant Date (as defined below). The second portion, consisting of 42,980 of the 2027 Time-Vesting Option and 140,005 of the 2027 Performance-Vesting Option (the “Second Portion of 2027 Options”), will be granted on the Second Grant Date (as defined below). Notwithstanding the grant date of the Second Portion of 2027 Options, the time-vesting schedule and vesting commencement date of the Second Portion of 2027 Options will be measured from the First Grant Date. The grant date of the CEO Time-Vesting Option, CEO Performance-Vesting Option and the First Portion of 2027 Options will be the later of (i) the Effective Date (or, if the Effective Date is not a trading day, the next trading day) and (ii) the first trading day on which the Company’s insider trading window is open following the public release of the Company’s results for the second fiscal quarter of 2026; provided that each such grant shall be effective as of the close of trading on the applicable date (the “First Grant Date”). The grant date of the CEO RSU Award, 2027 RSU Award and Second Portion of 2027 Options will be January 4, 2027 (or, if not a trading day, the next trading day); provided that each such grant shall be effective as of the close of trading on the applicable date (the “Second Grant Date”).

Additional details regarding the terms of the performance-based options, are set forth in Exhibits 10.1-10.3, which are attached hereto and incorporated herein by reference.

In connection with his appointment, Mr. Foust also executed an Amended and Restated Severance Agreement, pursuant to which he is entitled to receive 18 months of base pay and employee benefits in the event of a “qualifying termination,” and an Amended and Restated Change in Control Agreement, according to which he is entitled to receive 18 months base pay, employee benefits, and earned bonus and target bonus amounts in the event of a “qualifying termination,” as such term is defined in the respective agreements.

Deborah Andrews, who has served since February 2026 as Interim Co-CEO alongside Mr. Foust, will cease serving as Interim Co-CEO and continue to serve as Chief Financial Officer and has additionally been appointed Executive Vice President (“EVP”) as of the Effective Date. Pursuant to certain award agreements entered into in connection with her transition, Ms. Andrews is entitled to receive, subject to her continued employment with the Company: (i) an option grant to purchase up to 8,952 shares that vests over three years, with one-third of the shares underlying the option vesting on the 12 month anniversary of August 14, 2026 and the remaining two-thirds vesting in 24 equal monthly installments thereafter; (ii) an option grant to purchase up to 29,159 shares that vests based upon the achievement of the aforementioned share price hurdles; and (iii) an award of RSUs for 4,975 shares, with one-third of the RSUs vesting on the 12 month anniversary of January 4, 2027, and the remaining two-thirds vesting in 24 equal monthly installments thereafter. Additional details regarding the terms of the performance-based options are set forth in Exhibits 10.4, which is attached hereto and incorporated herein by reference.

All of Mr. Foust’s and Ms. Andrews’ equity awards are granted pursuant to the Company’s Amended and Restated Omnibus Equity Incentive Plan, as amended, and each are subject to the terms and conditions of the applicable grant notice and award agreement with respect thereto. The summaries herein are qualified in their entirety by reference to Mr. Foust’s and Ms. Andrews’s respective agreements and notices, copies of which are filed as Exhibits 10.1-10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 4, 2026, the Company issued a press release (the “Press Release”) announcing that the Company’s Board appointed Mr. Foust as President and CEO and a new member of the Board and that Ms. Andrews, who has served since February 2026 as the Interim Co-CEO alongside Mr. Foust, will continue to serve as the Chief Financial Officer and was promoted to EVP as of August 4, 2026. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	President and CEO Offer Letter, effective August 4, 2026, by and between the Company and Warren Foust.

10.2	Performance Stock Option Grant Notice, dated as of August 4, 2026, by and between the Company and Warren Foust.

10.3	Performance Stock Option Grant Notice, dated as of August 4, 2026, by and between the Company and Warren Foust.

10.4	Performance Stock Option Grant Notice, dated as of August 4, 2026, by and between the Company and Deborah Andrews.

99.1	Press Release August 4, 2026

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

Date:	August 6, 2026	By:	/s/ Deborah Andrews, EVP and Chief Financial Officer